                                  Exhibit 99.1

                       JOINT FILERS' NAMES AND ADDRESSES

1.   Name:       Arrow Environmental SPV, LLC
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

2.   Name:       AS&M Holdings LP
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

3.   Name:       AS&M Holdings GP LLC
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

4.   Name:       AS&M SPV, LLC
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

5.   Name:       BCP Energy Services Executive Fund, LP
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

6.   Name:       BCP Energy Services Fund-A, LP
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

7.   Name:       BCP Energy Services Fund, LP
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

8.   Name:       BCP Energy Services Fund GP, LP
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

9.   Name:       BCP Energy Services Fund UGP, LLC
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

10.  Name:       James Bernhard
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802

11.  Name:       Jeffrey Jenkins
     Address:    400 Convention Street, Suite 1010
                 Baton Rouge, LA 70802